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
/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

                          (CONTINUED FROM OTHER SIDE)

THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND, IN THE DISCRETION OF THE PROXY, ON ANY OTHER BUSINESS.

                                                                                       FOR     AGAINST     ABSTAIN
1. Approval and adoption of the Agreement and Plan of Merger dated May 8,              / /       / /         / /
   1995, between El Paso Natural Gas Company ("EPG"), El Paso Acquisition Corp.,
   a wholly owned subsidiary of EPG ("EPGSub"), and Eastex pursuant to which
   Eastex will merge with and into EPG Sub which shall be the surviving corporation and which will remain a wholly owned subsidiary of EPG:

2. In his discretion, the Proxy are authorized to vote upon such other                 / /       / /         / /
   business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

                                              / / I plan to attend
                                                  the meeting

SIGNATURE (S) ______________________________________________  DATE _____________     PLEASE SIGN, DATE AND RETURN THIS PROXY
IMPORTANT:  Please date this proxy and sign exactly as your name or names            PROMPTLY IN THE ACCOMPANYING POSTPAID ENVELOPE.
appear thereon.  If stock is held jointly, all holders must execute this proxy.
Executors, administrators, trustees, guardians and others signing in a representative capacity, please so indicate when signing.
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                               EASTEX ENERGY INC.

                          PROXY SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

                        Special Meeting of Stockholders
                               September 12, 1995

        The undersigned hereby (a) acknowledges receipt of the Notice of Special Meeting of Stockholders of Eastex Energy Inc. ("Eastex") to be held on September 12, 1995, at 10:00 a.m., and the Proxy Statement/Prospectus in connection therewith, each dated August 14, 1995; (b) appoints Robert G. Phillips as Proxy with full power of substitution, (c) authorizes the Proxy to represen t and vote, as designated below, all the shares of Common Stock of Eastex, held of record by the undersigned on July 14, 1995, at such special meeting and at any adjournment(s) or postponements thereof; and (d) revokes any proxies heretofore given.


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)